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EXHIBIT 10.5

                                   DS BANCOR, INC.
                              DEFERRED COMPENSATION PLAN
                                    FOR DIRECTORS


                                      ARTICLE I
                                       PURPOSE

1.1 PURPOSE. The DS BANCOR, INC. DEFERRED COMPENSATION PLAN FOR DIRECTORS (the "Plan") is a nonqualified deferred compensation plan designed to enable members of the Board of Directors of DS Bancor, Inc. (the "Corporation") who are not executive officers or employees of the Corporation, Derby Savings Bank (the "Bank") or any subsidiary of the Corporation or the Bank ("Directors") to defer receipt of compensation on a tax deferred basis. The Plan is also expected to encourage the continued service of such individuals and to facilitate the recruiting of Directors in the future.

1.2 EFFECTIVE DATE.  The Plan shall be effective as of October 1, 1995.


                                      ARTICLE II
                                     DEFINITIONS

2.1 DEFINITIONS. As used herein, the following terms shall have the following meanings:

    (a)  BANK.  Derby Savings Bank, its successors and assigns.

    (b) BENEFICIARY. The person designated by the Participant to receive Plan benefits in the event of the Participant's death.

    (c)  BOARD.  The Board of Directors of the Corporation.

    (d) COMMITTEE. Any Committee authorized by the Board to administer the Plan.

    (e)  CORPORATION.  DS Bancor, Inc., the parent corporation of the Bank.

    (f) DIRECTOR. A member of the Board of Directors of the Corporation who is not an executive officer or employee of the Corporation, the Bank or any subsidiary of the Corporation or the Bank.

    (g) DISABILITY. A Participant's permanent and total incapacity to perform any substantial services for the Corporation by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Disability shall be deemed to exist only when a written application has been filed with the Board by or on behalf of the Participant and when such Disability is certified to the Board by a licensed physician approved by the Board. However, in the event the Participant meets the requirement for disability benefits under the Social Security law then in effect, he or she shall thereafter be deemed to have incurred a Disability within the meaning of this definition.

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    (h)  PARTICIPANT.  A Director who elects to defer compensation under the
Plan pursuant to Article IV.

    (i) PLAN. The DS BANCOR, INC. DEFERRED COMPENSATION PLAN FOR DIRECTORS, including any amendments, rules and regulations adopted pursuant hereto.


                                     ARTICLE III
                                     ELIGIBILITY

    Eligibility to participate in the Plan will be limited to Directors, as defined in Article II, Section 2.1 (i.e. an "outside" director).


                                      ARTICLE IV
                                DEFERRED COMPENSATION

4.1 DEFERRAL OF DIRECTORS' FEES. A Director may elect to defer all or any portion of any retainer fees or any board and committee meeting fees (or such other compensation) he or she might earn with respect to his or her services to the Corporation during any single calendar year provided that the Participant irrevocably elects to defer such amounts prior to the commencement of such calendar year (except that, for 1995, such election shall be made on or before October 31, 1995).

4.2 ELECTION OF ALTERNATIVE FORM OF BENEFIT. At the time the Participant makes any individual election pursuant to this Article IV to defer amounts earned during a calendar year, the Participant may also elect that any amounts deferred pursuant to such election be distributed upon termination of service pursuant to subsection 5.1(b) in ten annual installments. Otherwise, all distributions upon termination of service will be made in a lump sum pursuant to subsection 5.1(a).

4.3 ACCOUNTING FOR DEFERRED COMPENSATION. The amount of compensation deferred under Section 4.1 above (collectively, "Deferred Compensation") by the Participant shall be credited by the Corporation to an Individual Deferred Compensation Account ("IDCA") maintained for each Participant (collectively, the "Deferred Compensation Accounts"). A deferral shall be credited to the appropriate IDCA at the end of the calendar month with respect to which the deferral is made. A payment to a Participant or Beneficiary shall be charged to the appropriate IDCA as of the time the payment is made. Interest shall be compounded and credited monthly to each Participant's IDCA (i) as of the last day of each calendar month during the period beginning when the Deferred Compensation is first so credited, and ending on the last day of the calendar year preceding the date described in (ii) below, and (ii) as of the date of distribution of a final installment payment (pursuant to Section 5.1(b) or Section 5.3) or a lump sum payment (pursuant to Sections 5.1(a), 5.2 or 5.3) of the amounts credited to the Participant's IDCA. The rate of interest shall be the interest rate on one year United States Treasury obligations, as reported from time to time in THE WALL STREET JOURNAL, plus .50 basis points, adjusted monthly.

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                                      ARTICLE V
                        DISTRIBUTION OF DEFERRED COMPENSATION

5.1 PAYMENT UPON TERMINATION OF SERVICE. Except as provided in Sections 5.2 and 5.3 and Article VIII, upon the termination of service of the Participant as a Director, amounts in the Participant's IDCA shall be distributed as follows:

    (a) LUMP SUM ELECTION: Amounts credited to the Participant's IDCA shall be paid to such Participant in a single lump sum within 60 days following the date on which the Participant terminates service with the Corporation.

    (b) INSTALLMENT ELECTION: Amounts credited to the Participant's IDCA shall be distributed in ten substantially equal, annual installments. The first installment shall be paid to the Participant 60 days following the Participant's termination of service. Subsequent installments shall be paid to the Participant annually on the 60th day of the calendar year commencing with the calendar year immediately following the calendar year in which the Participant received the first installment. Each installment shall be equal to the balance credited to the IDCA multiplied by a fraction, the numerator of which is 1 and the denominator of which is 10 minus the number of annual installments previously paid the Participant (so that the first installment will be 1/10th of the account, the second installment will be 1/9th of the account and so on).

5.2 PAYMENT UPON DISABILITY. Upon a Participant's Disability, the aggregate amount credited to the Participant's IDCA shall be paid to the Participant within 60 days following the Participant's termination of service on account of such Disability.

5.3 PAYMENT UPON DEATH. Upon a Participant's death, if the Participant had elected a lump sum distribution, the entire amount credited to the Participant's IDCA shall be paid to the Beneficiary within 60 days following the Participant's death. If a Participant had elected installment distributions, installment distributions of the balance remaining in the Participant's IDCA, if any, shall continue or commence, within 60 days following the Participant's death, to the Beneficiary pursuant to subsection 5.1(b). If the Participant has not designated a Beneficiary, or if the Beneficiary does not survive the Participant, the aggregate amount credited to the Participant's IDCA shall be distributed in a single lump sum to the Participant's estate.


                                      ARTICLE VI
                                       FUNDING

    The obligation of the Corporation to pay benefits under this Plan shall be interpreted as a contractual obligation to pay only those amounts described in
Article IV in the manner and under the conditions prescribed in Article V.
The Corporation shall not have any obligation to fund these benefits. If the Corporation determines that Deferred Compensation under the Plan should be funded, it may utilize, singly or in combination, any method of funding it may deem appropriate, including, but not limited to, terminal funding, a group or individual trust, annuity contracts or life insurance contracts. Any assets set aside to fund Deferred Compensation shall be subject to the claims of general creditors, and no person other than the Corporation shall, by virtue of the provisions of the Plan, have any interest in such funds.


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                                     ARTICLE VII
                                    ADMINISTRATION

7.1 ADMINISTRATION. The Plan will be administered by the Board or the Committee. The Board or the Committee will have absolute discretion to:

    (a)  interpret the Plan,

    (b) create and revise rules and procedures for the administration of the Plan, and

    (c) take any other actions and make any other determinations as it may deem necessary and proper for the administration of the Plan. Any expenses incurred in the administration of the Plan will be paid by the Corporation.

7.2 DETERMINATIONS. All decisions and determinations by the Board or the Committee shall be final and binding upon all Participants and Beneficiaries.


                                     ARTICLE VIII
                      AMENDMENT, DISCONTINUANCE, AND TERMINATION

    The Board retains the right to modify, amend, discontinue or terminate the Plan at any time; provided, however, that no modification, amendment, discontinuance or termination shall adversely affect the rights of Participants to amounts credited to the Deferred Compensation Accounts maintained on behalf of such Participants before such modification, amendment, discontinuance or termination. Notice of every such modification, amendment, discontinuance or termination shall be given in writing to each Participant. In the case of termination of the Plan, any amounts credited to the IDCA of a Participant shall be distributed in full to such Participant as soon as reasonably practicable following such termination.


                                      ARTICLE IX
                                    MISCELLANEOUS

9.1 NON-GUARANTEE OF CONTINUED SERVICE AS A DIRECTOR. Participation in the Plan does not give any person any right to be retained in the service of the Corporation.

9.2 RIGHTS OF PARTICIPANTS AND BENEFICIARIES TO BENEFITS. All rights of a Participant or Beneficiary under the Plan to amounts credited to his or her IDCA are mere unsecured contractual rights of the Participant or Beneficiary and are solely those of unsecured, general creditors of the Corporation.

9.3 NO ASSIGNMENT. No rights or benefits under the Plan shall be subject in any way to voluntary or involuntary alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, or encumbrance, and any attempt to accomplish the same shall be void.

9.4 WITHHOLDING. The Corporation shall have the right to deduct from any distribution any taxes required by law to be withheld from a Participant with respect to such award.

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9.5 ACCOUNT STATEMENTS.  On a monthly basis, each Participant shall receive from the Corporation a statement indicating the amounts credited to and distributed from the Participant's IDCA during such period.

9.6 MASCULINE, FEMININE, SINGULAR AND PLURAL. The masculine shall be read in the feminine, the singular in the plural, and vice versa, whenever the context shall so require.

9.7 GOVERNING LAW. Except to the extent preempted by applicable federal laws, the Plan shall be construed according to the laws of the State of Connecticut, other than its choice of law principles.

9.8 TITLES. The titles to Articles and Sections in this Plan are placed herein for convenience of reference only, and the Plan is not to be construed by reference thereto.

9.9 OTHER PLANS. Nothing in this Plan shall be construed to affect the rights of a Participant, his or her Beneficiaries, or his or her estate to receive any retirement or death benefit under any tax-qualified or nonqualified pension plan, deferred compensation agreement, insurance agreement, tax-deferred annuity or other retirement plan of the Corporation.

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